Exhibit 13.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES OXLEY ACT OF 2002

In connection with the Annual Report of Piedmont Lithium Limited (the “Company”) on Form 20-F for the fiscal year ended June 30, 2018 (the “Annual Report”) as filed with the Securities and Exchange Commission on the date hereof, I, Keith D. Phillips, Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	the Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act, as amended; and

2.	the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of Piedmont Lithium Limited.

Date:	October 31, 2018

By:	/s/ Keith D. Phillips
Name:	Keith D. Phillips
Title:	Chief Executive Officer
(principal executive officer)